UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2005

INVITROGEN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Faraday Avenue, Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 603-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Indenture

On June 20, 2005, Invitrogen Corporation (the “Company”) entered into an Indenture (the “Indenture”) with U.S. Bank National Association as trustee regarding the Company’s 3.25% Convertible Senior Notes due 2025 (the “Notes”). The sale of the Notes closed on June 20, 2005. The Company sold the Notes to UBS Securities LLC and Banc of America Securities LLC (the “Initial Purchasers”), pursuant to the terms of a Purchase Agreement (the “Agreement”) between the parties. The Company sold the Notes to the Initial Purchasers at a 2% discount from the face value of the Notes, equivalent to $7 million. Including the exercise of the over-allotment option, the total size of the offering of the Notes is $350 million, and the net proceeds to Company of the offering after discounts and other expenses is $343 million.

Interest payments, redemption and acceleration. The Indenture sets forth the rights and governing provisions of the Notes. Interest is payable on the Notes semi-annually in arrears beginning December 15, 2005. In addition to the coupon interest of 3.25%, additional interest of 0.225% of the market value of the Notes may be required to be paid per six month period beginning June 15, 2011 if the market value of the Notes during a specified period is 120% or more of the Notes’ principal value. The Notes may be redeemed, in whole or in part, at the Company’s option on or after June 15, 2011, at 100% of the principal amount plus any accrued and unpaid interest. In addition, the holders of the Notes may require the Company to repurchase all or a portion of the Notes for 100% of the principal amount, plus any accrued and unpaid interest, on June 15, 2011, 2015 and 2020 or upon the occurrence of certain fundamental changes. Prepayment of amounts due under the Notes will be accelerated in the event of bankruptcy or insolvency, and may be accelerated by the trustee or holders of 25% of the Notes’ principal value upon default of payment of principal or interest when due for over thirty days, the Company’s default on its conversion or repurchase obligations, failure of the Company to comply with any of its other agreements in the Notes or indenture, or upon cross-default by the Company or a significant subsidiary for failure to make a payment at maturity or the acceleration of other debt of the Company or a significant subsidiary, in either case exceeding $50 million.

Conditions to conversion. The Notes will be convertible into cash and, if applicable, shares of the Company’s common stock at an initial conversion rate, subject to adjustment, of 10.1780 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $98.25 per share), only under certain circumstances. Such circumstances include the closing sale price of the Company’s stock exceeding 125% of the conversion price for a specified period, the trading price of the Notes being below 97% of the conversion value of the Notes during a specified period, certain corporate transactions or fundamental changes occurring or the Company calling the Notes for redemption.

Settlement upon conversion. Upon conversion, the Company will only issue shares of its common stock if and only to the extent that the conversion value exceeds the principal amount of the Notes, where conversion value is the conversion rate then in effect multiplied by the market price of the Company’s common stock price for a specified period. The Company will deliver cash upon conversion for the lesser of the conversion value or the principal amount of the Notes.

Adjustment of conversion rate. If Notes are surrendered for conversion in connection with certain fundamental changes that occur before June 15, 2011, holders may be entitled to an increase in the conversion rate for Notes surrendered for conversion in connection with such fundamental changes unless the Company elects to change its conversion obligation to provide for conversion of the Notes into shares of an acquiring company’s common stock.

The foregoing description does not purport to be a complete description of the terms of the Indenture, the Notes, or the rights of the holders of the Notes. Such description is qualified in its entirety by the terms of the Indenture, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and the terms of the Purchase Agreement between the Company and the Initial Purchasers, dated June 14, 2005, which is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 20, 2005.

The Registration Rights Agreement

On June 20, 2005, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, at the cost to the Company, to use its reasonable best efforts to (i) file, within 90 days of the date of the Registration Rights Agreement, a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); (ii) to cause a shelf registration statement to be declared effective within 180 days after the closing date of the offering of the Notes of June 20, 2005; and (iii) to cause the registration statement to be effective continuously for a period of up to two years from the date of original issuance of the Notes or such shorter period that will terminate when (a) all the transfer restricted securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement, (b) the date on which, in the opinion of counsel to the Company, all of the transfer restricted securities then held by the holders may be sold by such holders in the public United States securities markets in the absence of a registration statement covering such sales or (c) the date on which there ceases to be outstanding any transfer restricted securities.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. OTHER EVENTS.

On June 22, 2005, the Company issued a press release announcing the closing of the sale of the Notes. The press release is attached as Exhibit 99.2 to this Current Report of Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits.

Exhibit	Description
4.1	3.25% Convertible Subordinated Notes due 2025, Registration Rights Agreement, dated June 20, 2005.
99.1	3.25% Convertible Subordinated Notes due 2025, Indenture, dated June 20, 2005.
99.2	Invitrogen Corporation press release dated June 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: June 23, 2005	By:	/s/ John A. Cottingham
John A. Cottingham
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	3.25% Convertible Subordinated Notes due 2025, Registration Rights Agreement, dated June 20, 2005.
99.1	3.25% Convertible Subordinated Notes due 2025, Indenture, dated June 20, 2005.
99.2	Invitrogen Corporation press release dated June 22, 2005.